UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2014

XRpro Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kendall Square, Building 200, Suite B2002 Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617) 631-8825
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

●	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
●	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
●	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
●	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a material Definitive Agreement

On December 31, 2014, XRpro Sciences, Inc. (the “Company”),  sold in a private placement offering (the “Offering”) 716,981 units at a per unit price of $7.00, each unit (the “Units”) consisting of four shares of common stock of the Company (the “Shares”) and a five year warrant (the “Warrants”) to acquire one share of the Company’s common stock, par value, $0.001 per share (“Common Stock”) at an exercise price of $1.75 per share, to accredited investors for aggregate cash proceeds of $5,018,867 pursuant to a master purchase agreement entered into with the investors (the ”Purchase Agreements”). On January 7, 2015, the Company consummated the second closing in the Offering and sold an additional 548,019 Units for additional aggregate cash proceeds of $3,836,133. The aggregate total number of Units sold in both closings was 1,265,000 Units for total gross proceeds of $8,855,000. The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes. The sale was part of a private placement offering in which the Company offered for sale on a “best efforts–all or none” basis up to 571,429 units (gross proceeds of $4,000,000 and on a “best efforts” basis the remaining 693,571 units for a maximum of 1,265,000 Units (gross proceeds of $8,855,000).

The Warrants contain cashless exercise provisions, have an initial exercise price of $1.75 per share and are exercisable for a period of five (5) years from the date of issuance. Each warrant is exercisable for one (1) share of Common Stock, which resulted in the issuance of Warrants exercisable to purchase an aggregate of 1,265,000 shares of Common Stock in the Offering.

The Company retained Taglich Brothers, Inc., as the exclusive placement agent for the Offering. In connection therewith, the Company agreed to pay the placement agent an eight percent (8%) commission from the gross proceeds of the Offering ($708,400) and reimbursed approximately $35,000 in respect of out of pocket expenses, FINRA filing fees and related legal fees incurred by the placement agent in connection with the Offering. The Company also issued the placement agent a five-year warrant exercisable for an aggregate amount of 506,000 shares of Common Stock at an exercise price of $1.75 per share and an advisory warrant exercisable for an additional 200,000 shares of Common Stock at an exercise price of $1.75 per share (the “Placement Agent Warrants”).

 In connection with the Offering, the Company has agreed to prepare and file a registration statement with the SEC within ninety (90) days of the final closing date of the Offering (January 7, 2015) for the resale by the purchasers of all of the Shares and the Common Stock underlying the Warrants and all shares of Common Stock issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect thereto.  In addition, the Company has agreed to register the shares of Common Stock underlying the Placement Agent Warrants.

The foregoing descriptions of the Placement Agreement, the Warrant and the Placement Agent Warrant and the Purchase Agreement are qualified in their entirety by reference to the full text of the Placement Agreement, the Warrant, the Placement Agent Warrant and Purchase Agreement, copies of each of which are attached as exhibits 1.1, 4.1, 4.2 and 10.1, respectively, below.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. None of the shares of Common Stock or Warrants sold in the Offering or the Placement Agent Warrants nor the shares of Common Stock underlying the Warrants or the Placement Agent Warrants were registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

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Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Name of Exhibit
1.1	Form of Placement Agreement
4.1	Form of Investor Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement between the Company and the Investors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2015	XRpro Sciences, Inc.
(Registrant)

	By:	/s/ Mark Korb
	Name:	Mark Korb
	Title:	Chief Financial Officer